                                                                    EXHIBIT 11.1

                         VIATEL, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1999        1998        1997
                                                              ---------   ---------   ---------
  Loss before extraordinary loss............................  $(217,836)  $ (99,000)  $ (43,044)
  Extraordinary loss on debt prepayment.....................         --     (28,304)         --
                                                              ---------   ---------   ---------
  Net loss..................................................   (217,836)   (127,304)    (43,044)
  Dividends on redeemable convertible preferred stock.......     (1,341)     (3,301)         --
                                                              ---------   ---------   ---------
  Net loss attributable to common stockholders..............   (219,177)   (130,605)    (43,044)
                                                              =========   =========   =========
Weighted average common shares outstanding, basic and
  diluted...................................................     29,518      23,054      22,620
                                                              =========   =========   =========
Loss per common share, basic and diluted:
  Before extraordinary item.................................      (7.43)      (4.44)      (1.90)
  From extraordinary item...................................         --       (1.23)         --
                                                              ---------   ---------   ---------
  Net loss per common share attributable to common
    stockholders............................................      (7.43)      (5.67)      (1.90)
                                                              =========   =========   =========

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